EXHIBIT 10.2

               REINSTATEMENT AND AMENDMENT OF REAL ESTATE CONTRACT

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                           REINSTATEMENT AND AMENDMENT
                             OF REAL ESTATE CONTRACT

THIS AGREEMENT is made and entered into as of this 12th day of June , 2000, by and between L & F Land Company, a Kansas general partnership (the "Seller"), and Dennis J. Eskie, not individually but solely as nominee for the benefit of Church of the Resurrection-United Methodist, a Kansas not-for-profit corporation ("Buyer").

RECITALS:

A. Seller and Buyer entered into a Real Estate Contract dated as of January 24, 2000, a copy of which is attached hereto as Exhibit 1 (the "Contract").

B. Buyer terminated the Contract pursuant to a right to do so granted in Paragraph 6 thereof due to failure to satisfy the financing contingency set forth in said paragraph within the "Inspection Period" ended April 15, 2000.

C. The parties now desire to reinstate and amend the Contract as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants contained in the Contract, as hereby reinstated and amended, the parties hereto agree as follows:

1. REINSTATEMENT OF CONTRACT. The parties hereby reinstate the Contract, as amended hereby, and agree and confirm that the Contract, as so amended, is and shall be in full force and effect and binding upon the parties and their respective successors and assigns in accordance with its terms.

2. EFFECTIVE DATE OF CONTRACT. The term "Effective Date" as used in the Contract is hereby amended to mean the date of this Reinstatement and Amendment of Real Estate Contract first hereinabove set forth.

3. PURCHASE PRICE. Paragraph 2 of the Contract is hereby restated in its entirety as follows:

          "2. Purchase Price. The purchase price (the 'Purchase Price') for the Premises shall be TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) per acre, payable $4,000,000.00 in cash at closing and the remaining balance of the Purchase Price (less the Earnest Money) deferred and payable on January 2, 2001, together with interest on the deferred portion at a rate of interest equal to the rate of interest payable by Bank of America, N.A., on its money market accounts during the period from the Closing Date to January 2, 2001. Buyer's obligation to pay said deferred portion, together with interest thereon as aforesaid, shall be evidenced by a promissory note (the 'Note') executed and delivered by Buyer to the order of Seller on the Closing Date, and secured by a first mortgage on the Premises executed, acknowledged and delivered by Buyer to Seller on the Closing

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     Date (the 'Mortgage'). The Note and Mortgage shall be in the forms attached hereto as Exhibit W and Exhibit X, respectively."

4.  EARNEST MONEY.

(A) The parties acknowledge that, pursuant to Paragraph 7 of the Contract, Buyer has heretofore deposited with the Title Company the sum of $5,000.00 as the "Earnest Money" under the Contract. The parties further acknowledge and agree that $3,444.00 of said sum shall be paid over to Seller as reimbursement for the fees and expenses of Seller's legal counsel in connection with the transaction contemplated by the Contract, and the $1,556.00 balance shall be refunded to Buyer. A copy of this Reinstatement and Amendment of Real Estate Contract shall be provided to the Title Company and shall constitute the instructions of Buyer and Seller to the Title Company to promptly pay said $5,000.00 Earnest Money deposit as above provided in this paragraph.

(B)  Paragraph 7 of the Contract is hereby restated in its entirety as follows:

          "7. Earnest Money. On the Effective Date, Buyer shall pay to Seller, by federal wire transfer of funds to an account designated by Seller to Buyer in writing ('Seller's Account'), the sum of $150,000.00 as an earnest money deposit. Said sum of $150,000.00, together with the 'First Extension Payment' and the 'Second Extension Payment' (hereinafter defined), if and to the extent subsequently paid by Buyer to Seller as hereinafter provided, are herein collectively called the 'Earnest Money.' If this transaction closes, the Earnest Money shall be applied to and shall reduce the Purchase Price on the Closing Date. If this transaction does not close for any reason whatsoever other than a default by Seller hereunder, the Earnest Money shall be retained by Seller and shall be nonrefundable to Buyer. Seller shall be entitled to retain all interest earned on the Earnest Money in all events, and shall have no obligation or liability to Buyer for interest thereon."

5. TITLE MATTERS. Paragraph 3.2 of the Contract is hereby restated in its entirety as follows:

          "3.2. All exceptions to title and other matters shown in the Title Commitment (other than any existing mortgage on the Premises) and on the 'Survey' (hereinafter defined), and the 'Farm Lease' (hereinafter defined), shall be 'Permitted Exceptions' hereunder. Buyer expressly acknowledges and agrees that Seller shall have no obligation to cure or remove any such title exceptions or matters, or to bring any action or proceeding, or otherwise to incur any expense in connection therewith other than to cause any existing mortgage on the Premises to be released and discharged on or before the Closing Date, and that this Contract and the obligations of Buyer hereunder are not conditioned upon Buyer's approval of the condition of title as shown in the Title Commitment and on the Survey. Seller agrees that during the period from the Effective Date to and including the Closing Date, Seller shall not cause or permit the Premises or any part thereof to be subjected to any additional

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     easement,  restriction,  covenant,  agreement or encumbrance which would be binding on the Premises or Buyer after the Closing Date ('Additional Encumbrance'), without first obtaining Buyer's written consent thereto (which consent Buyer agrees shall not be unreasonably withheld). Any such Additional Encumbrance to which Buyer shall consent shall be deemed a Permitted Exception hereunder."

6.  BUYER'S DUE DILIGENCE.

(A) The first sentence of Paragraph 5.1 of the Contract is hereby restated as follows:

          "Buyer shall have the right to conduct, at Buyer's sole cost and expense, such due diligence investigation relating to the Premises as it desires."

(B) Paragraph 5.3 of the Contract is hereby restated in its entirety as follows:

          "5.3. If, prior to July 1, 2000, Buyer determines in its sole and unreviewable discretion that the results of any environmental investigation of the Premises ('Environmental Review') are not totally acceptable to Buyer, then Buyer shall have the right and option to terminate this Contract by giving written notice of termination to Seller on or before 5:00 P.M. on July 1, 2000, in which event the Earnest Money shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract. If Buyer does not so terminate this Contract by 5:00 P.M. on July 1, 2000, Buyer shall have no further right to terminate under this Paragraph 5.3, time being of the essence hereunder. It is expressly understood and agreed that, notwithstanding that Buyer has the right to conduct any and all such investigation, inspection and review of the Premises as it may desire in accordance with the provisions of Paragraphs
     5.1 and 5.2 above, this Contract is not contingent upon Buyer's approval of the results of any of its investigation, inspection or review except its Environmental Review, and that Buyer has no right to terminate this Contract under this Paragraph 5.3 except due to Buyer's disapproval of the results of its Environmental Review."

(C) The following new Paragraph 5.4 is hereby added to the Contract, following Paragraph 5.3:

          "5.4. Buyer covenants and agrees that it will not, at any time prior to full payment and satisfaction of the Note, take any irreversible or irrevocable action with respect to the Premises, cause any final action to be taken with respect to any platting, replotting, zoning or rezoning of the Premises or any part thereof, subject the Premises to any easement, agreement, restriction or encumbrance of any kind whatsoever, or record any document or instrument with respect to the Premises."


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7.   SEC  APPROVAL  CONTINGENCY.  Paragraph 6 of the Contract is restated in its entirety as follows:

          "6. SEC Approval Contingency.

          "6.1. This Contract and all obligations of Buyer hereunder are conditioned upon 'Buyer's Assignee' (hereinafter defined in Paragraph 15) having obtained, on or before August 1, 2000, approval from the Securities and Exchange Commission ("SEC") for Buyer's Assignee's registration statement to become effective in connection with the proposed public offering of membership interests in Buyer's Assignee ("SEC Approval"). Buyer agrees to cause Buyer's Assignee to file a complete registration statement for SEC Approval, together with payment of all required fees relating thereto, on or before June 19, 2000, and thereafter to cause such application to be diligently pursued in good faith. Buyer shall furnish Seller copies of all submittals to the SEC, responses from the SEC and other communications between Buyer's Assignee and the SEC, including (if obtained) SEC Approval."

          "6.2. If SEC Approval shall not be obtained on or before August 1, 2000, Buyer shall have the option, in Buyer's sole and absolute discretion, by written notice to Seller given not later than 5:00 P.M. on August 1, 2000, to either (i) waive compliance with the foregoing condition precedent and proceed under this Contract, or (ii) cancel this Contract, and in the event of cancellation the Earnest Money shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract, or
     (iii) extend the time for obtaining SEC Approval for one month to and including September 1, 2000 (said first additional period being herein called the "First Extension Period") provided Buyer shall pay to Seller, by federal wire transfer of funds to Seller's Account, on or before 5:00 P.M. on August 1, 2000, the additional sum of $100,000.00 (the "First Extension Payment"). The First Extension Payment shall be deemed part of the Earnest Money hereunder and shall be applied to and shall reduce the Purchase Price upon the closing of this transaction; however, if this transaction does not close for any reason whatsoever other than a default by Seller hereunder, all of the Earnest Money (including the First Extension Payment) shall be retained by Seller. If Buyer shall fail to give Seller written notice of Buyer's election under the foregoing provisions of this Paragraph 6.2 by 5:00 P.M. on August 1, 2000, Buyer shall automatically be deemed to have waived compliance with the foregoing condition precedent, and thereafter shall not have the right to cancel this Contract or so extend the time for obtaining SEC Approval pursuant to this Section 6.2, time being of the essence hereunder."

          "6.3. If Buyer shall have extended for the First Extension Period, and SEC Approval shall not be obtained within the First Extension Period, then Buyer shall have the option, in Buyer's sole and absolute discretion, by written notice to Seller given not later than 5:00 P.M. on September 1, 2000, to either (i) waive compliance with the foregoing condition precedent and proceed under this Contract,


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     or (ii) cancel this Contract,  and in the event of cancellation the Earnest
     Money (including the First Extension Payment) shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract, or (iii) further extend the time for obtaining SEC Approval for one additional month to and including October 1, 2000 (said second additional period being herein called the "Second Extension Period") provided Buyer shall pay to Seller, by federal wire transfer of funds to Seller's Account, on or before 5:00 P.M. on September 1, 2000, the additional sum of $100,000.00 (the "Second Extension Payment"). The Second Extension Payment shall be deemed part of the Earnest Money hereunder and shall be applied to and shall reduce the Purchase Price upon the closing of this transaction, but if this transaction does not close for any reason whatsoever other than a default by Seller hereunder, all of the Earnest Money (including the First Extension Payment and the Second Extension Payment) shall be retained by Seller. If Buyer shall fail to give Seller written notice of Buyer's election under the foregoing provisions of this Paragraph 6.3 by 5:00 P.M. on September 1, 2000, Buyer shall automatically be deemed to have waived compliance with the foregoing condition precedent, and thereafter shall not have the right to cancel this Contract or so extend the time for obtaining SEC Approval pursuant to this Paragraph 6.3, time being of the essence hereunder."

          "6.4. If Buyer shall have extended for the Second Extension Period, and SEC Approval shall not be obtained within the Second Extension Period, then either (i) Buyer shall, if it elects to do so in its sole and absolute discretion, waive compliance with the foregoing condition precedent and proceed under this Contract, by written notice to Seller given not later than 5:00 P.M. on October 1, 2000, or (ii) this Contract shall automatically be deemed cancelled, and in the event of cancellation the Earnest Money (including the First Extension Payment and the Second Extension Payment) shall be retained by Seller and the parties shall be released from all obligations hereunder except those herein expressly provided to survive the termination of this Contract."

8. CLOSING. Paragraph 8.1 of the Contract is hereby restated in its entirety as follows:

          "8.1. The closing (the 'Closing') of this transaction will take place at the offices of the Title Company on the date which is 60 days after Buyer's receipt of SEC Approval, or such earlier date as may be agreed upon by the parties, unless this Contract is terminated by Buyer or Seller as provided herein."

9.   137TH STREET IMPROVEMENTS AND ESCROW.

(A) The next-to-last sentence of Paragraph 10 of the Contract is hereby restated as follows:

         "The parties hereby agree that effective upon Buyer obtaining SEC Approval (if SEC Approval be obtained), Seller shall deliver, and Buyer shall cause Church of the Resurrection-United Methodist (the "Church") to deliver, (a) an agreement in the


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         form of Exhibit Y attached hereto (the 'Street Termination  Agreement')
         terminating the Street Agreement and releasing each party thereto from all obligations and liability thereunder, whether accrued prior to the date of such termination or to accrue thereafter under the Street
         Agreement, and (b) joint instructions to Escrow Agent to immediately deliver to each party free of escrow its respective Street Escrow
         Deposit   together  with  all  interest  earned  thereon  (the  'Street
         Disbursement Instructions'), in the form of Exhibit Z attached hereto. Seller and the Church have executed the Street Termination Agreement and the Street Disbursement Instructions on the Effective Date hereof and have deposited them with Escrow Agent, to automatically become effective upon the issuance of SEC Approval. Buyer agrees, immediately upon receipt of SEC Approval, to furnish copies thereof to Seller and Escrow Agent."

(B) The last sentence of Paragraph 10 of the Contract is hereby restated as follows:

         "Notwithstanding any provision of the Street Agreement to the contrary, Buyer agrees, effective as of the Effective Date, that it shall be solely responsible, without contribution from Seller, for the payment of all fees and expenses of Shafer, Kline & Warren, Inc. relating to the proposed construction of 137th Street, including, without limitation, preparation of plans for 137th Street and all revisions thereto."

10. ASSIGNMENT BY BUYER. Paragraph 15 of the Contract is hereby restated in its entirety as follows:

          "15. Assignment. Buyer may transfer and assign this Contract and all (but not less than all) of Buyer's rights, obligations and interests hereunder at its discretion and without the prior approval of Seller, to COR Development LLC, a Kansas limited liability company ('Buyer's
     Assignee'), provided, however, that as a condition precedent to such transfer and assignment, Buyer's Assignee shall assume all duties and obligations of Buyer hereunder. Buyer shall not be released from its duties or obligations under this Contract by virtue of such transfer or assignment of this Contract. Buyer shall not otherwise transfer or assign its rights or obligations under this Contract without the prior written consent of Seller as hereinafter provided in this Section 15, and no such transfer or assignment in violation of the foregoing shall be valid or enforceable. Seller agrees that it shall consent to an assignment by Buyer to a person or entity other than Buyer's Assignee provided the assignment and assumption is being made effective at the closing upon all of the following having occurred: (a) all contingencies applicable to Buyer's closing obligations have been satisfied; (b) $4,000,000.00 of the Purchase Price and the executed Note and Mortgage have been deposited into escrow with the Title Company; (c) all of the Buyer's closing obligations have been satisfied; and (d) the Buyer has irrevocably authorized and directed the Title Company to proceed to close the escrow and administer the closing of this transaction subject only to Seller making the deliveries required of it pursuant to Paragraph 8.2 hereof and consenting to the assignment."


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11.  TERMINATION OF RESALE COVENANT ON BUYER'S ADJACENT PROPERTY.

(A) Seller and Buyer acknowledge that, pursuant to a Real Estate Contract dated as of April 23, 1998 (the "South Parcel Contract"), between Seller and Church of the Resurrection-United Methodist (the "Church"), the Church purchased from Seller the property to the south of the Premises, now platted as Lot 2, Church of the Resurrection Second Plat, a subdivision in the City of Leawood, Johnson County, Kansas (the "South Parcel"). The parties further acknowledge that Paragraph 18 of the South Parcel Contract contains the following provisions (collectively, the "South Parcel Resale Covenant"):

          "18. Resale of Premises by Buyer. In the event that, prior to the expiration of ten (10) years from and after the date of recording of the Warranty Deed in the real property records of Johnson County, Kansas, Buyer shall sell, ground lease or otherwise transfer or convey, assign or dispose of (any of the foregoing herein called a 'Disposition') all or any part of the Premises to any party which is not a 'Buyer Affiliate' (as defined in Paragraph 21), the Net Proceeds resulting from such Disposition shall be distributed between Seller and Buyer as follows: (i) Buyer shall be entitled to retain that portion of the Net Proceeds as shall equal SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) per acre, prorated for any fraction of an acre, of the land which is the subject of the Disposition (the 'Subject Property') plus all interest paid by Buyer from and after the Closing Date as interest on loan proceeds used by Buyer for the purchase of the Premises at the Closing of this transaction or a proportionate part of such interest if the Subject Property is less than all of the Premises (herein referred to as 'Buyer's Return of Costs'); (ii) Seller shall be entitled to receive and shall be paid all Net Proceeds resulting from such Disposition in excess of Buyer's Return of Costs up to but no more than an amount equal to TEN THOUSAND AND NO/100 DOLLARS
     ($10,000.00) per acre, prorated for any fraction of an acre, of land constituting the Subject Property (herein referred to as 'Seller's Retained Profit Interest'); and (iii) Buyer shall be entitled to receive and Seller shall have no right, title, or interest in all or any portion of the Net Proceeds resulting from such Disposition in excess of Buyer's Return of Costs plus Seller's Retained Profit Interest. To the extent that any portion of the Net Proceeds resulting from such Disposition shall be deferred until after the date of the closing of such Disposition, Buyer and Seller shall be entitled to receive and be paid their respective interests in such Net Proceeds when due and paid by the buyer of the Subject Property. 'Net Proceeds' shall mean the gross proceeds resulting from such Disposition payable to Buyer (which for a ground lease shall mean the aggregate gross amount payable by the lessee thereunder for the entire term of the lease including extension options) less usual and customary costs and expenses of the Disposition payable by Buyer, such as title insurance premiums, survey costs, recording fees, and escrow closing fees, but excluding attorneys' fees and due diligence costs incurred by Buyer. Until the expiration of ten (10) years from

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     and after the date of recording of the Warranty  Deed in the real  property records of Johnson County, Kansas, the obligations of the parties under this Paragraph 18 shall run with the land and shall be binding upon all successors in interest to each of Buyer and Seller, and each covenants and agrees to so advise its successors in interest in writing, cause said successors to agree in writing to be bound hereby, and provide the other party copies of the foregoing; provided, however, it is expressly agreed by and between the parties, that any and all rights or interests of Seller in and to the Net Proceeds resulting from such a Disposition shall expire and be forever extinguished as of the 10th anniversary of the date of recording of the Warranty Deed."

Seller and Buyer acknowledge that the term "Buyer Affiliate" as defined in Paragraph 21 of the South Parcel Contract means a not-for-profit entity affiliated with the Church or The United Methodist Church.

(B) Seller agrees with Buyer that, effective upon (but not until) the closing of the transaction contemplated in the Contract, as herein reinstated and amended, and recording of the deed conveying title to the Premises to Buyer, the South Parcel Resale Covenant shall automatically terminate in its entirety and thereafter shall be of no force or effect. Seller shall execute and deliver to Buyer on the Closing Date a written confirmation of such termination, in form and substance reasonably satisfactory to Seller and Buyer.

IN WITNESS WHEREOF, Seller and Buyer have executed this Reinstatement and Amendment of Real Estate Contract as of the date first above written.


                                 SELLER:

                                 L&F LAND COMPANY, a Kansas general partnership

                                 By: LANER REAL ESTATE HOLDINGS, L.L.C., a
                                     Missouri limited liability company,
                                     its General Partner

                                     By: /s/ Harlan S. Laner
                                         Harlan S. Laner, Managing Member


                                 BUYER:

                                 /s/ Dennis J. Eskie
                                 DENNIS J. ESKIE, not individually but solely as nominee for the benefit of CHURCH OF THE RESURRECTION - UNITED METHODIST, a Kansas not-for-profit corporation

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